UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2017

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 19, 2017, the Board of Directors (the “Board”) of People’s United Financial, Inc. (the “Company”) amended its Seventh Amended and Restated Bylaws (as so amended, the “Bylaws”) to implement proxy access and to make certain other changes summarized below.

Section 2.15 has been added to the Bylaws to permit a shareholder, or a group of up to 20 shareholders, that owns 3% or more of the Company’s outstanding shares of common stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws and the Company receives notice of such nominations no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company mailed its proxy materials for the previous year’s annual meeting of shareholders. Shareholders may utilize proxy access beginning with the Company’s 2018 annual meeting of the shareholders.

In addition, the Bylaws were amended to, among other things:

•	Add a provision to Section 2.01 governing participation at shareholder meetings by means of remote communication;

•	Add a provision in Section 2.06 permitting the Board to set the record date for determining shareholders entitled to vote at a meeting that is later than the record date for shareholders entitled to notice of a meeting;

•	Add provisions to Section 2.08 regarding the authority of the chairman of a shareholder meeting to establish rules for the conduct of the meeting;

•	Enhance the disclosure and related requirements for advance notice of director nominations and shareholder proposals in Sections 2.12 and 2.14, respectively, to (i) align the information required to be included in shareholder notices of director nominations with the information required to be included in shareholder notices of shareholder proposals, (ii) expand the disclosure requirements for persons making shareholder proposals, including with respect to derivative and similar positions in the Company’s shares, (iii) require persons making shareholder proposals to update information included in the notice and (iv) provide the procedure and timing for such updates;

•	Make certain changes to Section 2.12 to reflect the adoption of proxy access;

•	Update the timing requirements for notice of shareholder proposals in Section 2.12 to provide that notice must be delivered during the 90-to-120 day period before the anniversary of the prior year’s annual meeting (unless the meeting date is advanced by more than 30 days or delayed by more than 70 days);

•	Remove the age restriction on directors in former Section 4.05, which are now addressed in the Board’s amended Corporate Governance Principles (available on the Company’s investor relations website at https://www.peoples.com/peoples/Footer/About-People’s-United/Investor-Relations/Corporate-Governance-Governance- Documents);

•	Revise Section 4.06 to state that any business may be conducted at a special Board meeting;

•	Revise the notice requirement for special meetings of the Board in Section 4.07 to reduce the notice requirement from two business days to 24 hours for notice given by email or orally;

•	Specify in Section 5.02 that committee members may appoint a Board member to act in the place of an absent or disqualified committee member without the need for further Board action;

•	Revise Section 6.01 to clarify that the Board shall elect the Chief Executive Officer, the President, the Treasurer, the Secretary and any Senior Executive Vice Presidents and that the Board, the Chief Executive Officer and the President may elect or appoint other officers;

•	Remove from Article VIII the provision requiring advance notice of a proposed Bylaw amendment at the prior Board meeting and the provision requiring the meeting notice to contain a written statement describing the proposed amendment;

•	Add a new Article IX regarding forum selection that states that, unless the Company consents in writing, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain shareholder actions; and

•	Make a number of other ministerial, procedural, clarifying and conforming changes.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Eighth Amended and Restated Bylaws, effective as of January 19, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: January 24, 2017	By:	/s/ Robert E. Trautmann
(Signature)

	Name:	Robert E. Trautmann
	Title:	Senior Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Eighth Amended and Restated Bylaws, effective as of January 19, 2017